UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.         )

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REYNOLDS AMERICAN INC.

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May 30, 2017

Dear Colleagues:

I’m pleased to be able to share with you some news about the leadership team who will be helping lead our companies after the expected completion of the acquisition of RAI by British American Tobacco (BAT) in the third quarter.

I will continue to lead our U.S. businesses as president and CEO of RAI and RAI Services Company (RAIS). After the anticipated completion of the transaction, I will report to Nicandro Durante, CEO of BAT.

Should the transaction be successfully completed, members of the RAI Leadership Team will be:

•	Mike Auger, president of RAI Trade Marketing Services Co.;
•	Lisa Caldwell, executive vice president and chief human resources officer of RAI, RAIS, RJRT;
•	Joe Fragnito, president and chief commercial officer of RJRT;
•	Carolyn Hanigan, president of RAI Innovations Co.;
•	Nancy Hawley, executive vice president of operations, RJRT;
•	Danny Herko, executive vice president of R&D of RJRT and EVP of scientific and regulatory affairs, RAIS;
•	Mark Holton, executive vice president of legal and external affairs and general counsel of RAI and RAIS;
•	Winton Jennette, senior vice president of strategy and planning, RJRT;
•	Kevan Ostrander, vice president of information management, RAIS; and
•	Mark Peters, senior vice president of decision support and transition planning of RAIS and CFO of RJRT.

There will be two additional members of the post-acquisition RAI Leadership Team who will be named in the weeks ahead. We will be naming a new executive vice president and chief financial officer of RAI and RAIS, as well as a new executive vice president of consumer marketing for RJRT.

There are lots of familiar names on this list, and I’m delighted that so many of our companies’ strong, seasoned leaders will remain in their roles following completion of the proposed acquisition. As a group, we are committed to our shared vision of transforming the U.S. tobacco industry, and we are confident that being part of a much larger, global organization will enable us to achieve this vision and amplify our success.

You may have noticed that three leadership team members will expand their responsibilities if the acquisition is approved. Mark Holton will be assuming responsibility for external affairs and communications, in addition to continuing to serve as RAI’s general counsel. Mark Peters is adding transition planning for RAIS, as well as retaining his responsibilities as SVP of decision support and CFO of RJRT. Kevan Ostrander will retain his position in information management, and will be joining the RAI leadership team.

Of course, a few names are missing from the future leadership team list as three members of our current leadership team have indicated they intend to resign from our companies shortly after the completion of the proposed acquisition. Andrew Gilchrist, executive vice president and chief financial officer of RAI and RAIS, and Brice O’Brien, executive vice president of public affairs and chief communications officer, have indicated they intend to resign from the RAI companies shortly thereafter. Cressida Lozano, executive vice president of consumer marketing for RJRT, indicated that, in the event of the completion of the proposed transaction, she plans to resign from the company later this year.

Should these resignations occur, we will all miss Andrew, Brice and Cressida’s leadership. Andrew has been with RAI and Brown & Williamson for a combined 19 years. Brice has played key marketing and public affairs roles for more than 22 years at RJRT and RAI. Cressida’s tenure with RJRT, SFNTC and BAT stretches back 20 years as well. Our companies owe Andrew, Brice and Cressida tremendous thanks for their leadership and commitment to our shared success. Please join me in wishing them all the best in their future endeavors.

Successors for Andrew’s and Cressida’s roles will be named in the near future, and are likely to be members of BAT’s management organization. I think it is important for us to bring in some top-performing, tenured BAT talent so that we can learn from each other’s best practices and help accelerate our journey as we become part of the world’s largest global tobacco company.

Brice’s current responsibilities will be assumed by Mark Holton after the expected completion of the transaction. Mark has over three decades of experience dealing with myriad legal, policy and external reputational issues, which make him the perfect candidate to lead this function. Additionally, this mirrors the Legal and External Affairs (LEX) structure that BAT uses in which legal, external affairs and communications report to one leader.

I know you’re interested in learning more about upcoming decisions on other potential key roles in the company. In the weeks ahead, you will be hearing more about the next tier of leaders as well as functional announcements related to the proposed acquisition. We will get this information out as soon as we possibly can.

In the meantime, remember it is “business as usual.” RAI’s performance in the first quarter is a testament to your focus and hard work, and I would like to keep that going so that we can meet – or exceed – all of our objectives for 2017. You are the best in the business, and I know I speak for the entire leadership team when I say it’s an honor and privilege to lead such a talented and engaged organization.

Thank you,

Debra Crew

President and Chief Executive Officer

Reynolds American Inc.

Cautionary Statement Regarding Forward-Looking Statements

Statements included in this communication that are not historical in nature, including financial estimates and statements as to regulatory approvals and the expected timing, completion and effects of the proposed transaction, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this communication and in documents incorporated by reference, forward-looking statements include, without limitation, statements regarding the benefits of the proposed transaction, including future financial and operating results, financial forecasts or projections, the combined company’s plans, expectations, beliefs, intentions and future strategies, and other statements that are not historical facts, and other statements that are signified by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “predict,” “possible,” “potential,” “could,” “should” and similar expressions. These statements regarding future events or the future performance or results of Reynolds American Inc. (“RAI”) and its subsidiaries or the combined company inherently are subject to a variety of risks, contingencies and other uncertainties that could cause actual results, performance or achievements to differ materially from those described in or implied by the forward-looking statements.

Among the risks, contingencies and uncertainties that could cause actual results to differ from those described in the forward-looking statements or could result in the failure of the proposed transaction to be consummated, or if consummated, could have an adverse effect on the results of operations, cash flows and financial position of RAI or the combined company, respectively, are the following: the failure to obtain necessary shareholder approvals for the proposed transaction; the failure to obtain other necessary approvals for the proposed transaction, or if obtained, the possibility of being subjected to conditions that could reduce the expected synergies and other benefits of the proposed transaction, result in a material delay in, or the abandonment of, the proposed transaction or otherwise have an adverse effect on RAI or the combined company; the failure to satisfy required closing conditions or complete the proposed transaction in a timely manner or at all; the effect of restrictions placed on RAI’s and its subsidiaries’ business activities and the limitations put on RAI’s ability to pursue alternatives to the proposed transaction pursuant to the merger agreement; risks related to disruption of management time from ongoing business operations due to the proposed transaction; the failure to realize projected synergies and other benefits from the proposed transaction; failure to promptly and effectively integrate RAI into British American Tobacco p.l.c. (“BAT”); the uncertainty of the value of the proposed transaction consideration that RAI shareholders will receive in the proposed transaction due to a fixed exchange ratio and a potential fluctuation in the market price of BAT common stock; the difference in rights provided to RAI shareholders under North Carolina law, the RAI articles of incorporation and the RAI bylaws, as compared to the rights RAI shareholders will obtain as BAT shareholders under the laws of England and Wales and BAT’s governing documents; the possibility of RAI’s directors and officers having interests in the proposed transaction that are different from, or in addition to, the interests of RAI shareholders generally; the effect of the announcement of the proposed transaction on the ability to retain and hire key personnel, maintain business relationships, and on operating results and businesses generally; the incurrence of significant pre- and post-transaction related costs in connection with the proposed transaction; evolving legal, regulatory and tax regimes; and the occurrence of any event giving rise to the right of a party to terminate the merger agreement. Discussions of additional risks, contingencies and uncertainties are contained in RAI’s filings with the U.S. Securities and Exchange Commission (the “SEC”).

Due to these risks, contingencies and other uncertainties, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication. Except as provided by federal securities laws, RAI is not under any obligation to, and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

Additional Information

This communication may be deemed to be solicitation material in respect of the proposed transaction involving RAI and BAT. In connection with the proposed transaction, BAT has filed with the SEC a registration statement on Form F-4 that includes the proxy statement of RAI that also constitutes a prospectus of BAT. The registration statement has not yet become effective and the proxy statement included therein is in preliminary form. RAI plans to mail the definitive proxy statement/prospectus to its shareholders in connection with the proposed transaction. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT BAT, RAI, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and shareholders may obtain free copies of the proxy statement/prospectus and other documents filed with the SEC by RAI and BAT through the SEC’s website at http://www.sec.gov. In addition, investors and shareholders may obtain free copies of the proxy statement/prospectus and other documents filed with the SEC by RAI by contacting RAI Investor Relations at raiinvestorrelations@reynoldsamerican.com or by calling (336) 741-5165 or at RAI’s website at www.reynoldsamerican.com, and may obtain free copies of the proxy statement/prospectus and other documents filed with the SEC by BAT by contacting BAT Investor Relations at batir@bat.com or by calling +44 (0) 20 7845 1000 or at BAT’S website at www.bat.com.

RAI, BAT and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from RAI shareholders in respect of the proposed transaction that is described in the proxy statement/prospectus. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies from RAI shareholders in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement/prospectus filed with the SEC. You may also obtain the documents that RAI files electronically from the SEC’s website at http://www.sec.gov. Information regarding RAI’s directors and executive officers is contained in RAI’s Annual Report on Form 10-K for the year ended December 31, 2016, which was filed with the SEC on February 9, 2017, and its Form 10-K/A, which was filed with the SEC on March 20, 2017. Information regarding BAT’s directors and executive officers is contained in BAT’s Annual Reports, which may be obtained free of charge from BAT’s website at www.bat.com.

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities in any jurisdiction pursuant to the acquisition, the merger or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.